UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2022

TCW DIRECT LENDING VIII LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01420	86-3307898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 51st Floor Boston, Massachusetts (Address of principal executive officers)	02116 (Zip Code)

(617) 936-2275

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common limited liability company units	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

TCW Direct Lending VIII LLC (the “Fund”) is filing this Form 8-K to report an amendment of a material definitive agreement. The Fund entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Limited Liability Company Agreement of TCW Direct Lending VIII LLC on May 24, 2022 (the “LLC Agreement”). The Fund entered into the Amendment in order to clarify certain information with respect to election of directors and their respective terms, as stated on Schedule A of the LLC Agreement. Other than the changes described in the Amendment, no other changes have been made to the LLC Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Amendment No. 1 to the Amended and Restated Limited Liability Company Agreement of TCW Direct Lending VIII LLC, made and entered into as of May 24, 2022, by TCW Asset Management Company LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW DIRECT LENDING VIII LLC

By:	/s/ Andrew Kim
Name: Title:	Andrew Kim Chief Financial Officer

Date: May 26, 2022